As filed with the Securities and Exchange Commission on August 3, 1999
                                             Registration No. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                       CAREER EDUCATION CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                      36-3932190
        (State or Other Jurisdiction         (I.R.S. Employer
     of Incorporation or Organization)      Identification No.)

  2800 West Higgins Road, Suite 790, Hoffman Estates, IL      60195
       (Address of Principal Executive Offices)            (Zip Code)

  Career Education Corporation 1998 Employee Incentive Compensation Plan
                         (Full Title of the Plan)

                              John M. Larson
                  President and Chief Executive Officer
                      Career Education Corporation
       2800 West Higgins Road, Suite 790, Hoffman Estates, IL 60195
                 (Name and Address of agent for service)

                              (847) 781-3600
      (Telephone Number, including area code, of agent for service)

                             With a copy to:
                         Lawrence D. Levin, Esq.
                          Katten Muchin & Zavis
                    525 West Monroe Street, Suite 1600
                         Chicago, Illinois 60661
                              (312) 902-5200

                     CALCULATION OF REGISTRATION FEE

                                           Proposed maximum
Title of securities        Amount to be     offering price          Proposed maximum               Amount of
 to be registered          registered(1)     per share (2)     aggregate offering price (2)     registration fee

Common Stock, par value   750,000 shares     $30.09375              $22,570,312.50                    $6,274.55
$0.01 per share

(1) Includes an indeterminate number of shares of Career Education Corporation Common Stock ("Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on August 2, 1999.

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Career Education Corporation Employee Incentive Compensation Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (File No. 333-60335) filed by the Registrant with the Securities and Exchange Commission on July 31, 1998 is hereby incorporated by reference.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

     4.1  Amended  and  Restated Certificate of Incorporation  of
          the  Company, incorporated by reference to Exhibit  3.1
          to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

     4.2  Amended   and   Restated  By-laws   of   the   Company,
          incorporated by reference to Exhibit 3.2 to the 1997 10-
          K.

     4.3  The   Career   Education  Corporation   1998   Employee
          Incentive Compensation Plan, as amended.

     4.4  Specimen  stock certificate representing Common  Stock,
          incorporated  by  reference  to  Exhibit  4.1  to   the
          Company's Registration Statement on Form S-1 (File  No.
          333-37601).

     5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

     23.1 Consent of Arthur Andersen LLP, independent auditors.

     23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on July 28, 1999.

                            Career Education Corporation


                            By: /s/ John M. Larson
                               John M. Larson
                               President and Chief Executive Officer

                        POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints John M. Larson and William A. Klettke and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 1999.



        SIGNATURE                           TITLE



  /s/ John M. Larson         President, Chief Executive  Officer
      John M. Larson        (Principal Executive Officer) and a
                             Director


  /s/ William A. Klettke     Senior Vice President and Chief
      William A. Klettke     Financial Officer (Principal
                             Financial and Accounting Officer)


  /s/ Robert E. Dowdell      Director
      Robert E. Dowdell


   /s/ Thomas B. Lally       Director
       Thomas B. Lally


   /s/ Wallace O. Laub       Director
       Wallace O. Laub


    /s/ Keith K. Ogata       Director
        Keith K. Ogata


   /s/ Patrick K. Pesch      Director
       Patrick K. Pesch

                          EXHIBIT INDEX



Exhibit                       Description
Number



 4.3    The  Career  Education Corporation 1998  Employee
       Incentive Compensation Plan, as amended.

   5    Opinion  of  Katten  Muchin &  Zavis  as  to  the
       legality of the shares of Common Stock being offered under the Plan.

23.1    Consent   of  Arthur  Andersen  LLP,  independent
       auditors.

23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

  24    Power  of  Attorney (included  on  the  signature
       page of this Registration Statement).